                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                           1934 REPORTING REQUIREMENTS


                                   FORM 8-K/A


Pursuant to Secion 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 22, 1998
                                                -------------------------------

                           KING PHARMACEUTICALS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Tennessee                      0--24425               54-1684963
-------------------------------------------------------------------------------
(State or other jurisdiction            (Commission         (I.R.S. Employer
      of incorporation)                 File Number)        Identification No.)


 501 Fifth Street, Bristol, Tennessee                             37620
-------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code    (423) 989-8000
                                                  -----------------------------

                                 Not Applicable
-------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Special Purpose Financial Statements of Businesses Acquired.

                  ALTACE PRODUCT LINE OF HOECHST MARION ROUSSEL, INC. AND HOECHST MARION ROUSSEL DEUTSCHLAND GMBH

                           Independent Auditors' Report...................................................................  F-1

                           Special Purpose Statement of Product Contribution for the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996........................................  F-2

                           Notes to Special Purpose Statement of Product Contribution.....................................  F-3

                  SILVADENE PRODUCT LINE OF HOECHST MARION ROUSSEL, INC.

                           Independent Auditors' Report...................................................................  F-5

                           Special Purpose Statement of Product Contribution for the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996........................................  F-6

                           Notes to Special Purpose Statement of Product Contribution.....................................  F-7

                  AVC PRODUCT LINE OF HOECHST MARION ROUSSEL, INC.

                           Independent Auditors' Report...................................................................  F-9

                           Special Purpose Statement of Product Contribution for the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996........................................  F-10

                           Notes to Special Purpose Statement of Product Contribution.....................................  F-11


         (b)      Unaudited Pro Forma Consolidated Financial Information.

                  Unaudited Pro Forma Consolidated Financial Statements...................................................  F-13

                  King Pharmaceuticals, Inc. Unaudited Pro Forma Consolidated Balance Sheet
                           as of September 30, 1998.......................................................................  F-14

                  Notes to Unaudited Pro Forma Consolidated Balance Sheet.................................................  F-15

                  King Pharmaceuticals, Inc. Pro Forma Consolidated Statement of Operations
                           for the Twelve Months Ended December 31, 1997..................................................  F-17

                  King Pharmaceuticals, Inc. Pro Forma Consolidated Statement of Operations
                           for the Nine Months Ended September 30, 1998...................................................  F-18

                  Notes To Unaudited Pro Forma Consolidated Statements of Operations......................................  F-19

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Hoechst Marion Roussel, Inc.:

     We have audited the accompanying statement of product contribution for the Altace Product Line of Hoechst Marion Roussel, Inc. and Hoechst Marion Roussel Deutschland GmbH for the nine-month period ended September 30, 1998 and for the years ended December 31, 1997 and 1996. The statement of product contribution is the responsibility of Hoechst Marion Roussel, Inc. and Hoechst Marion Roussel Deutschland GmbH management. Our responsibility is to express an opinion on this special purpose statement based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of product contribution is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of product contribution. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of product contribution. We believe that our audits provide a reasonable basis for our opinion.

     The operations covered by the statement of product contribution referred to above have no separate legal status or existence. The accompanying statement was prepared as described in note 1 to present the direct revenues and direct expenses of the Altace Product Line and is not intended to be a complete presentation of the Altace Product Line. Furthermore, the amounts in the accompanying statement are not necessarily indicative of the costs and expenses that would have resulted if the Altace Product Line had been operated as a separate entity.

     In our opinion, the statement referred to above presents fairly, in all material respects, the statement of product contribution for the Altace Product Line for the nine-month period ended September 30, 1998 and for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

                                                     /s/ KPMG LLP

Kansas City, MO
December 17, 1998

                              ALTACE PRODUCT LINE
                      OF HOECHST MARION ROUSSEL, INC. AND
                    HOECHST MARION ROUSSEL DEUTSCHLAND GMBH

               SPECIAL PURPOSE STATEMENT OF PRODUCT CONTRIBUTION
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                   AND YEARS ENDED DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                 FOR THE
                                                               NINE MONTHS    FOR THE YEARS ENDED
                                                                  ENDED          DECEMBER 31,
                                                              SEPTEMBER 30,   -------------------
                                                                  1998          1997       1996
                                                              -------------   --------   --------
Net sales...................................................     $66,892      $83,671    $88,154
                                                                 -------      -------    -------
Cost of sales...............................................       3,758        5,238      9,441
Royalty expense.............................................       1,672        2,092      2,204
Advertising and promotion expense...........................      15,578       12,549     11,650
Selling expense.............................................      19,457       17,600     14,234
                                                                 -------      -------    -------
          Total costs and expenses..........................      40,465       37,479     37,529
                                                                 -------      -------    -------
          Net product contribution..........................     $26,427      $46,192    $50,625
                                                                 =======      =======    =======

See accompanying notes to the special purpose statement of product contribution.

                              ALTACE PRODUCT LINE
                      OF HOECHST MARION ROUSSEL, INC. AND
                    HOECHST MARION ROUSSEL DEUTSCHLAND GMBH

           NOTES TO SPECIAL PURPOSE STATEMENT OF PRODUCT CONTRIBUTION
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                   AND YEARS ENDED DECEMBER 31, 1997 AND 1996

1. OWNERSHIP/BASIS OF PRESENTATION

     The Altace Product Line (the "Product") includes all rights, title, and interest within the United States. Hoechst Marion Roussel, Inc. and Hoechst Marion Roussel Deutschland GmbH (the "Company") are negotiating the sale of the
U. S. rights of this product to King Pharmaceuticals, Inc. to sell, market, and distribute the Product in the United States. The Company will continue to supply finished goods and samples under a separate supply agreement for a minimum of five years.

     Historically, financial statements were not prepared for the Product. These statements have been developed from the historical accounting records of the Company and represent the direct revenues and direct expenses, only, of the Product. All of the estimates in the financial statements, as described in note 2, are based on the assumptions that Company management believes are reasonable. However, these estimates are not necessarily indicative of the net sales and costs that would have resulted if the Product had been operated as a separate entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME RECOGNITION

     Sales and related cost of sales are included in income when goods are shipped to the customer.

NET SALES

     Net sales include certain sales deductions. Sales deductions are presented on an accrual basis and include deductions specifically attributable to the Product and deductions allocated to the Product by management. The types of deductions included in the calculation of net sales are as follows:

     - Sales Rebates -- Managed care and Medicaid rebates are charged to the Product monthly, using actual cash rebate payments and monthly accruals. Bid chargebacks are allocated to the Product monthly, based on actual sales.

     - Cash Discounts -- Cash discounts are allocated to the Product monthly, as a percentage of actual Product gross sales to total gross sales of the Company.

     - Sales Returns -- Sales returns are directly attributable to identifiable products based on actual sales returns.

                                                            FOR THE           FOR THE
                                                          NINE MONTHS       YEARS ENDED
                                                             ENDED         DECEMBER 31,
                                                         SEPTEMBER 30,   -----------------
                                                             1998         1997      1996
                                                         -------------   -------   -------
                                                                  (in thousands)
Gross sales............................................     $78,108      $97,439   $99,908
Less:
  Sales rebates........................................       8,836       10,732     8,856
  Cash discounts.......................................       1,562        1,949     1,998
  Sales returns........................................         818        1,087       900
                                                            -------      -------   -------
          Net sales....................................     $66,892      $83,671   $88,154
                                                            =======      =======   =======

                              ALTACE PRODUCT LINE
                      OF HOECHST MARION ROUSSEL, INC. AND
                    HOECHST MARION ROUSSEL DEUTSCHLAND GmbH

   NOTES TO SPECIAL PURPOSE STATEMENT OF PRODUCT CONTRIBUTION -- (Continued)

COST OF SALES

     Elements of cost of sales include raw materials, direct labor, plant overhead, and manufacturing variances. Certain of these costs are specifically identifiable to specific brands, and the remaining costs are allocated based on the Product's percentage of total production for the production facility.

     Inventories are valued at the lower of cost or market. The cost of inventories has been determined using the last-in, first-out (LIFO) method of valuation.

     Depreciation of plant facilities is computed using the straight-line method based on estimated useful lives of the assets. Generally, the lives of buildings range from thirty to forty years, and five to ten years for machinery and equipment.

     Production of the Product was transferred from the Company's manufacturing facility in Bridgewater, New Jersey to the Company's manufacturing facility in Kansas City, Missouri during the last half of 1996. This transfer resulted in larger than expected manufacturing variances and an increase in cost of sales for the Product in 1996.

ROYALTY EXPENSE

     The Company pays quarterly royalties based upon net sales of the Product. This royalty is paid quarterly based upon 2.5% of net sales.

ADVERTISING AND PROMOTION EXPENSE

     Advertising and promotion costs include professional advertising costs, promotional tools, and samples.

SELLING EXPENSE

     Selling costs consist primarily of sales force employment costs (salaries and bonuses). These costs are allocated based on actual sales force documentation of sales calls, itemized by product.

USE OF ESTIMATES

     The preparation of the financial statement of Altace Product Contribution in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of gross profit for the nine-month period ended September 30, 1998 and years ended December 31, 1997 and 1996. Actual results could differ from those estimates.

3. SIGNIFICANT CUSTOMERS

     The Product had U. S. sales to four customers representing approximately 72% of sales for the nine-month period ended September 30, 1998. The Product had U.S. sales to four customers representing approximately 77% of sales for the year ended December 1997 and U.S. sales to four customers representing approximately 73% of sales for the year ended December 31, 1996.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Hoechst Marion Roussel, Inc.:

     We have audited the accompanying statement of product contribution for the Silvadene Product Line of Hoechst Marion Roussel, Inc. for the nine-month period ended September 30, 1998 and for the years ended December 31, 1997 and 1996. The statement of product contribution is the responsibility of Hoechst Marion Roussel, Inc. management. Our responsibility is to express an opinion on this special purpose statement based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of product contribution is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of product contribution. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of product contribution. We believe that our audits provide a reasonable basis for our opinion.

     The operations covered by the statement of product contribution referred to above have no separate legal status or existence. The accompanying statement was prepared as described in note 1 to present the direct revenues and direct expenses of the Silvadene Product Line and is not intended to be a complete presentation of the Silvadene Product Line. Furthermore, the amounts in the accompanying statement are not necessarily indicative of the costs and expenses that would have resulted if the Silvadene Product Line had been operated as a separate entity.

     In our opinion, the statement referred to above presents fairly, in all material respects, the statement of product contribution for the Silvadene Product Line for the nine-month period ended September 30, 1998 and for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

                                          /s/     KPMG LLP

Kansas City, MO
December 11, 1998

                             SILVADENE PRODUCT LINE
                        OF HOECHST MARION ROUSSEL, INC.

               SPECIAL PURPOSE STATEMENT OF PRODUCT CONTRIBUTION
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                   AND YEARS ENDED DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                 FOR THE          FOR THE
                                                               NINE MONTHS      YEARS ENDED
                                                                  ENDED        DECEMBER 31,
                                                              SEPTEMBER 30,   ---------------
                                                                  1998         1997     1996
                                                              -------------   ------   ------
Net sales...................................................     $2,314       $3,320   $3,646
                                                                 ------       ------   ------
Cost of sales...............................................        701        1,281    1,190
                                                                 ------       ------   ------
          Net product contribution..........................     $1,613       $2,039   $2,456
                                                                 ======       ======   ======

See accompanying notes to the special purpose statement of product contribution.

                             SILVADENE PRODUCT LINE
                        OF HOECHST MARION ROUSSEL, INC.

           NOTES TO SPECIAL PURPOSE STATEMENT OF PRODUCT CONTRIBUTION
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                   AND YEARS ENDED DECEMBER 31, 1997 AND 1996

1. OWNERSHIP/BASIS OF PRESENTATION

     The Silvadene Product Line (the "Product") includes all rights, title, and interest within the United States. Hoechst Marion Roussel, Inc. (the "Company" or "HMRI") is negotiating the sale of its worldwide rights of this product to King Pharmaceuticals, Inc. to sell, market, and distribute the Product. The Company will continue to supply finished goods and samples under a separate supply agreement for two years.

     Historically, financial statements were not prepared for the Product. These statements have been developed from the historical accounting records of the Company and represent the direct revenues and direct expenses, only, of the Product. All of the estimates in the financial statements, as described in note 2, are based on the assumptions that Company management believes are reasonable. However, these estimates are not necessarily indicative of the net sales and costs that would have resulted if the Product had been operated as a separate entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME RECOGNITION

     Sales and related cost of sales are included in income when goods are shipped to the customer.

NET SALES

     Net sales include certain sales deductions. Sales deductions are presented on an accrual basis and include deductions specifically attributable to the Product and deductions allocated to the Product by management. The types of deductions included in the calculation of net sales are as follows:

     - Sales Rebates -- Managed care and Medicaid rebates are allocated to the Product monthly, using actual cash rebate payments. Bid chargebacks are allocated to the Product monthly, based on actual sales.

     - Cash Discounts -- Cash discounts are allocated to the Product monthly, as a percentage of actual Product gross sales to total gross sales of the Company.

     - Sales Returns -- Sales returns are directly attributable to identifiable products based on actual sales returns.

                                                              FOR THE          FOR THE
                                                            NINE MONTHS      YEARS ENDED
                                                               ENDED        DECEMBER 31,
                                                           SEPTEMBER 30,   ---------------
                                                               1998         1997     1996
                                                           -------------   ------   ------
                                                                   (in thousands)
Gross sales..............................................     $2,790       $4,199   $4,479
Less:
  Sales rebates..........................................        340          725      591
  Cash discounts.........................................         56           84       89
  Sales returns..........................................         80           70      153
                                                              ------       ------   ------
          Net sales......................................     $2,314       $3,320   $3,646
                                                              ======       ======   ======

                             SILVADENE PRODUCT LINE
                        OF HOECHST MARION ROUSSEL, INC.

   NOTES TO SPECIAL PURPOSE STATEMENT OF PRODUCT CONTRIBUTION -- (CONTINUED)

COST OF SALES

     Elements of cost of sales include raw materials, direct labor, and plant overhead. Certain of these costs are specifically identifiable to specific brands, and the remaining costs are allocated based on the Product's percentage of total production for the Company.

     Inventories are valued at the lower of cost or market. The cost of inventories has been determined using the last-in, first-out (LIFO) method of valuation.

     Depreciation of plant facilities is computed using the straight line method based on estimated useful lives of the assets. Generally, the lives for buildings are thirty to forty years, and five to ten years for machinery and equipment.

USE OF ESTIMATES

     The preparation of the financial statements of Silvadene Product Contribution in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of gross profit for the nine-month period ended September 30, 1998 and for the years ended December 31, 1997 and 1996. Actual results could differ from those estimates.

3. SIGNIFICANT CUSTOMERS

     The Product had sales to four customers representing approximately 71% of sales for the nine-month period ended September 30, 1998. The Product had sales to four customers representing approximately 73% of sales for the year ended December 1997 and sales to four customers representing approximately 62% of sales for the year ended December 31, 1996.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Hoechst Marion Roussel, Inc.:

     We have audited the accompanying statement of product contribution for the AVC Product Line of Hoechst Marion Roussel, Inc. for the nine-month period ended September 30, 1998 and for the years ended December 31, 1997 and 1996. The statement of product contribution is the responsibility of Hoechst Marion Roussel, Inc. management. Our responsibility is to express an opinion on this special purpose statement based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of product contribution is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of product contribution. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of product contribution. We believe that our audits provide a reasonable basis for our opinion.

     The operations covered by the statement of product contribution referred to above have no separate legal status or existence. The accompanying statement was prepared as described in note 1 to present the direct revenues and direct expenses of the AVC Product Line and is not intended to be a complete presentation of the AVC Product Line. Furthermore, the amounts in the accompanying statement are not necessarily indicative of the costs and expenses that would have resulted if the AVC Product Line had been operated as a separate entity.

     In our opinion, the statement referred to above presents fairly, in all material respects, the statement of product contribution for the AVC Product Line for the nine-month period ended September 30, 1998 and for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

                                          /s/     KPMG LLP

Kansas City, MO
December 11, 1998

                                AVC PRODUCT LINE
                        FOR HOECHST MARION ROUSSEL, INC.

               SPECIAL PURPOSE STATEMENT OF PRODUCT CONTRIBUTION
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                   AND YEARS ENDED DECEMBER 31, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                 FOR THE          FOR THE
                                                               NINE MONTHS      YEARS ENDED
                                                                  ENDED        DECEMBER 31,
                                                              SEPTEMBER 30,   ---------------
                                                                  1998         1997     1996
                                                              -------------   ------   ------
Net sales...................................................     $  848       $1,460   $2,284
                                                                 ------       ------   ------
Cost of sales...............................................        209          288      446
                                                                 ------       ------   ------
  Net product contribution..................................     $  639       $1,172   $1,838
                                                                 ======       ======   ======

See accompanying notes to the special purpose statement of product contribution.

                              AVC PRODUCT LINE OF
                          HOECHST MARION ROUSSEL, INC.

           NOTES TO SPECIAL PURPOSE STATEMENT OF PRODUCT CONTRIBUTION
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                   AND YEARS ENDED DECEMBER 31, 1997 AND 1996

1. OWNERSHIP/BASIS OF PRESENTATION

     The AVC Product Line (the "Product") includes all rights, title, and interest within the United States. Hoechst Marion Roussel, Inc. (the "Company" or "HMRI") is negotiating the sale of its worldwide rights of this product to King Pharmaceuticals, Inc. to sell, market, and distribute the Product. The Company will continue to supply finished goods and samples under a separate supply agreement for two years.

     Historically, financial statements were not prepared for the Product. These statements have been developed from the historical accounting records of the Company and represent the direct revenues and direct expenses, only, of the Product. All of the estimates in the financial statements, as described in note 2, are based on the assumptions that Company management believes are reasonable. However, these estimates are not necessarily indicative of the net sales and costs that would have resulted if the Product had been operated as a separate entity.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME RECOGNITION

     Sales and related cost of sales are included in income when goods are shipped to the customer.

NET SALES

     Net sales include certain sales deductions. Sales deductions are presented on an accrual basis and include deductions specifically attributable to the Product and deductions allocated to the Product by management. The types of deductions included in the calculation of net sales are as follows:

     - Sales Rebates -- Medicaid rebates are allocated to the Product monthly, using actual cash rebate payments. Bid chargebacks are allocated to the Product monthly, based on actual sales.

     - Cash Discounts -- Cash discounts are allocated to the Product monthly, as a percentage of actual Product gross sales to total gross sales of the Company.

     - Sales Returns -- Sales returns are directly attributable to identifiable products based on actual sales returns.

                                                              FOR THE          FOR THE
                                                            NINE MONTHS      YEARS ENDED
                                                               ENDED        DECEMBER 31,
                                                           SEPTEMBER 30,   ---------------
                                                               1998         1997     1996
                                                           -------------   ------   ------
                                                                   (in thousands)
Gross sales..............................................     $1,244       $1,992   $2,881
Less:
  Sales rebates..........................................         80          178      270
  Cash discounts.........................................         25           40       58
  Sales returns..........................................        291          314      269
                                                              ------       ------   ------
          Net sales......................................     $  848       $1,460   $2,284
                                                              ======       ======   ======

                              AVC PRODUCT LINE OF
                          HOECHST MARION ROUSSEL, INC.

   NOTES TO SPECIAL PURPOSE STATEMENT OF PRODUCT CONTRIBUTION -- (CONTINUED)

COST OF SALES

     Elements of cost of sales include raw materials, direct labor, and plant overhead. Certain of these costs are specifically identifiable to specific brands, and the remaining costs are allocated based on the Product's percentage of total production for the Company.

     Inventories are valued at the lower of cost or market. The cost of inventories has been determined using the last-in, first-out (LIFO) method of valuation.

     Depreciation of plant facilities is computed using the straight line method based on estimated useful lives of the assets. Generally, the lives of buildings range from thirty to forty years, and five to ten years for machinery and equipment.

USE OF ESTIMATES

     The preparation of the financial statements of AVC Product Contribution in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of gross profit for the nine-month period ended September 30, 1998 and for the years ended December 31, 1997 and 1996. Actual results could differ from those estimates.

3. SIGNIFICANT CUSTOMERS

     The Product had sales to four customers representing approximately 69% of sales for the nine-month period ended September 30, 1998. The Product had sales to five customers representing approximately 85% of sales for the year ended December 1997 and sales to four customers representing approximately 70% of sales for the year ended December 31, 1996.

                           KING PHARMACEUTICALS, INC.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial information of King Pharmaceuticals, Inc. (the "Company") is based on the historical financial statements of the Company, adjusted to give pro forma effect to the following (collectively, the "Transactions"): (i) the acquisition of three branded pharmaceutical products from Hoechst Marion Roussel, Inc. (the "Altace Acquisition"), (ii) the receipt and use of proceeds from the six year $75.0 million revolving line of credit, six year $150.0 million amortizing Tranche A loan facility and eight year $275.0 million Tranche B loan facility (the "Senior Credit Facility") and the issuance of an aggregate of $75.0 million notes due in 2007 to Hoechst Marion Roussel, Inc. (the "HMR Notes") (the "Altace Financing") and (iii) the following product acquisitions (collectively, the "Product Acquisitions"): the Proctocort product line on January 22, 1997, the Cortisporin product line on March 21, 1997, the Viroptic product line on May 15, 1997, the Neosporin Polysporin, Septra, Proloprim, Mantadil and Kemadrin product lines from Glaxo Wellcome, Inc. (the "Glaxo Acquisition") on November 14, 1997, Warner-Lambert Company's Sterile Products Operations (the "Sterile Products Acquisition") on February 27, 1998, and the Menest product line on June 30, 1998.

     The unaudited pro forma consolidated balance sheet as of September 30, 1998 gives effect to the Altace Acquisition and the Altace Financing as if those transactions occurred on September 30, 1998. The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 give effect to the Transactions as if they had occurred on January 1, 1997. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma consolidated financial statements do not purport to represent what the Company's results of operations or financial condition would actually have been had the Transactions in fact occurred on such dates, nor do they purport to project the Company's results of operations or financial condition for any future period or date. The information set forth below should be read in conjunction with the special purpose statements of product contribution (contained herein) for the nine months ended September 30, 1998 and the years ended December 31, 1997 and 1996, the Company's unaudited consolidated financial statements and notes thereto as of and for the nine months ended September 30, 1998 (which are contained in the Company's Form 10-Q for the nine months ended September 30, 1998, and the audited consolidated financial statements and notes thereto as of December 31, 1997 and 1996 and for the three years ended December 31, 1997 (which are included in the Company's registration statement filed on Form S-1 (Registration No. 333-38753)).

     The Product Acquisitions and the Altace Acquisition have all been accounted for as purchases. Under purchase accounting, the total purchase price and fair value of the liabilities assumed are allocated to the tangible assets of the Company based upon their respective fair values as of the purchase date in accordance with Accounting Principles Board Opinion No. 16. A preliminary allocation of the purchase price of the Altace Acquisition has been made in the accompanying unaudited pro forma consolidated financial statements based on Company estimates. The actual allocation of purchase cost and the resulting effect on income from operations may differ from the pro forma amounts included therein; however, the Company does not expect the final allocations to differ materially from the preliminary allocations.

                           KING PHARMACEUTICALS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                               ACTUAL       ADJUSTMENTS     PRO FORMA
                                                              --------   -----------------  ---------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  2,988    $                 $  2,988
  Accounts receivable, net..................................    37,869                        37,869
  Inventories...............................................    28,253                        28,253
  Deferred income taxes.....................................     2,013                         2,013
  Prepaid expenses and other assets.........................     1,641                         1,641
                                                              --------                      --------
          Total current assets..............................    72,764                        72,764
Property, plant and equipment, net..........................    91,702                        91,702
Intangible assets...........................................   119,334     362,500     (1)   481,834
Other assets................................................     6,883      12,117     (2)    19,000
                                                              --------                      --------
          Total assets......................................  $290,683                      $665,300
                                                              ========                      ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt:
     Term loans.............................................  $  6,376    $  3,874     (3)  $ 10,250
     Other..................................................     1,867                         1,867
  Accounts payable..........................................    17,791                        17,791
  Accrued expenses..........................................    13,574       4,057     (4)    17,631
  Income taxes payable......................................     6,756      (2,753)    (5)     4,003
                                                              --------                      --------
          Total current liabilities.........................    46,364                        51,542
                                                              --------                      --------
Long-term debt:
  Revolving credit facility.................................     6,000      13,000     (6)    19,000
  Term loans................................................   129,181     285,569     (7)   414,750
  Other.....................................................     8,076                         8,076
  HMR Notes.................................................        --      75,000     (7)    75,000
Deferred income taxes.......................................     2,763                         2,763
                                                              --------                      --------
          Total liabilities.................................   192,384                       571,131
                                                              --------                      --------
Shareholders' equity
  Common shares.............................................    66,572                        66,572
  Retained earnings.........................................    32,323      (4,130)    (8)    28,193
  Due from related party....................................      (596)                         (596)
                                                              --------                      --------
          Total shareholders' equity........................    98,299                        94,169
                                                              --------                      --------
          Total liabilities and shareholders' equity........  $290,683                      $665,300
                                                              ========                      ========

          See Notes to Unaudited Pro Forma Consolidated Balance Sheet.

                           KING PHARMACEUTICALS, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

 (1) Reflects the acquisition of the branded pharmaceutical products Altace, Silvadene and AVC from Hoechst Marion Roussel Roussel, Inc. ("HMR") for a purchase price of $362.5 million.

 (2) Other assets -- to reflect adjustments to record the following (in thousands):

  To record deferred financing costs related to the Senior
     Credit Facility........................................   $17,500
  To record deferred financing costs related to the HMR
     Notes..................................................     1,500
  To eliminate unamortized deferred financing costs related
     to the prior bank facility.............................    (6,883)
                                                               -------
            Total...........................................   $12,117
                                                               =======

 (3) Current portion of long-term debt -- to reflect adjustments to record the following (in thousands):

  Proceeds from the term loans under the Senior Credit
     Facility...............................................  $ 10,250
  Repayment of term loans under the prior bank facility.....    (6,376)
                                                              --------
                                                              $  3,874
                                                              ========

 (4) Accrued expenses -- to reflect adjustments to record the following (in thousands):

  To record accrual for unpaid fees associated with issuance
     of the HMR Notes.......................................   $ 1,500
  To record accrual for unpaid fees associated with the
     Senior Credit Facility.................................     2,557
                                                               -------
            Total...........................................   $ 4,057
                                                               =======

 (5) Income taxes payable--to reflect adjustments to record the following (in thousands):

  To record income tax benefit related to write-off of
     deferred financing costs from the prior bank facility
     at an assumed 40% tax rate(a)..........................   $(2,753)
                                                               =======

---------------

       (a) Adjustment to reflect a 40% effective tax rate applied to the incremental pro forma income before income taxes. A reconciliation of the statutory tax rate to the assumed pro forma tax rate is provided below:

Federal statutory rate......................................  35.0%
State taxes, net of federal benefit.........................   4.0
Other.......................................................   1.0
                                                              ----
                                                              40.0%
                                                              ====

 (6) Revolving credit facility -- to reflect adjustments to record the following (in thousands):

  Proceeds from the Senior Credit Facility..................   $19,000
  Repayment of the prior bank facility......................    (6,000)
                                                               -------
          Total.............................................   $13,000
                                                               =======

                           KING PHARMACEUTICALS, INC.

 (7) Long-term debt -- to reflect adjustments to record the following (in thousands):

  Proceeds from the term loans under the Senior Credit
     Facility...............................................  $414,750
  Repayment of term loans under the prior bank facility.....  (129,181)
                                                              --------
                                                              $285,569
                                                              ========
  Proceeds from the issuance of the HMR Notes...............  $ 75,000
                                                              ========

 (8) Retained earnings -- to reflect adjustments to record the following (in thousands):

  To record the write-off of the unamortized deferred
     financing costs from the prior bank facility, net of
     tax....................................................   $(4,130)
                                                               =======

                           KING PHARMACEUTICALS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          THE      PRO FORMA FOR      ALTACE                     ALTACE
                                        COMPANY     THE PRODUCT     ACQUISITION               ACQUISITION
                                        ACTUAL    ACQUISITIONS(1)    ACTUAL(2)    OTHER(3)    ADJUSTMENTS       PRO FORMA
                                        -------   ---------------   -----------   ---------   ------------    -------------
Total revenues........................  $47,909      $124,263         $88,451       $727        $     --        $213,441
                                        -------      --------         -------       ----        --------        --------
Cost of sales.........................  13,034         60,711           6,807        291           1,698(4)       69,507
Royalty expense.......................      --             --           2,092         --              --           2,092
                                        -------      --------         -------       ----        --------        --------
Gross profit..........................  34,875         63,552          79,552        436          (1,698)        141,842
Selling, general and administrative...  19,123         27,145          30,149         --          (8,206)(5)      49,088
Depreciation and amortization.........   2,395         10,004              --         --          14,500(6)       24,504
                                        -------      --------         -------       ----        --------        --------
Operating income (loss)...............  13,357         26,403          49,403        436          (7,992)         68,250
Interest expense......................  (2,749)       (15,655)             --         --         (34,218)(7)     (49,873)
Other income, net.....................     (28)           (28)             --         --              --             (28)
                                        -------      --------         -------       ----        --------        --------
Income (loss) before income taxes.....  10,580         10,720          49,403        436         (42,210)         18,349
Income tax (benefit) expense..........   3,968          4,024              --         --           3,052(8)        7,076
                                        -------      --------         -------       ----        --------        --------
Net income (loss).....................  $6,612       $  6,696         $49,403       $436        $(45,262)       $ 11,273
                                        =======      ========         =======       ====        ========        ========
Income per common share:
  Basic and diluted...................  $ 0.25                                                                  $   0.43
                                        =======                                                                 ========
Weighted average common shares used in
  computing income per common share:
  Basic and diluted...................  26,270                                                                    26,270
                                        =======                                                                 ========

                           KING PHARMACEUTICALS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            THE       PRO FORMA FOR      ALTACE                   ALTACE
                                          COMPANY      THE PRODUCT     ACQUISITION              ACQUISITION
                                           ACTUAL    ACQUISITIONS(1)    ACTUAL(2)    OTHER(3)   ADJUSTMENTS     PRO FORMA
                                          --------   ---------------   -----------   --------   -----------     ---------
Total revenues..........................  $113,330      $125,064         $70,054       $353      $     --       $195,471
                                          --------      --------         -------       ----      --------       --------
Cost of sales...........................   41,933         46,524           4,668        141         1,449(4)      52,782
Royalty expense.........................       --             --           1,672         --            --          1,672
                                          --------      --------         -------       ----      --------       --------
Gross profit............................   71,397         78,540          63,714        212        (1,449)       141,017
Selling, general and administrative.....   25,040         26,118          35,035         --       (18,563)(5)     42,590
Depreciation and amortization...........    6,506          7,702              --         --        10,875(6)      18,577
                                          --------      --------         -------       ----      --------       --------
Operating income (loss).................   39,851         44,720          28,679        212         6,239         79,850
Interest expense........................  (10,729)       (12,521)             --         --       (25,664)(7)    (38,185)
Other income, net.......................      120            120              --         --            --            120
                                          --------      --------         -------       ----      --------       --------
Income (loss) before income taxes.......   29,242         32,319          28,679        212       (19,425)        41,785
Income tax (benefit) expense............   11,183         12,414              --         --         3,786(8)      16,200
                                          --------      --------         -------       ----      --------       --------
Income before extraordinary item........   18,059         19,905          28,679        212       (23,211)        25,585
Extraordinary item......................     (286)            --              --         --            --             --
                                          --------      --------         -------       ----      --------       --------
Net income (loss).......................  $17,773       $ 19,905         $28,679       $212      $(23,211)      $ 25,585
                                          ========      ========         =======       ====      ========       ========
Basic and diluted income per common
  share:
  Income before extraordinary item......  $  0.61                                                               $   0.87
  Extraordinary item....................    (0.01)                                                                    --
                                          --------                                                              --------
  Net income............................  $  0.60                                                               $   0.87
                                          ========                                                              ========
Weighted average common shares used in
  computing basic and diluted income per
  common share:.........................   29,461                                                                 29,461
                                          ========                                                              ========

     See Notes to Unaudited Pro Forma Consolidated Statement of Operations.

                           KING PHARMACEUTICALS, INC.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(1) The following unaudited pro forma consolidated financial information of the Company is based on the historical financial statements of the Company, adjusted to give pro forma effect to the Product Acquisitions and the receipt and use of proceeds from the prior bank facility incurred in February 1998.

     The unaudited pro forma consolidated statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998, give effect to the above as if they had occurred on January 1, 1997. The unaudited pro forma adjustments set forth below are based upon available information and assumptions that the Company believes are reasonable under the circumstances. The pro forma consolidated statement of operations does not purport to project the Company's results of operations for any future period. The information set forth below should be read together with the Company's consolidated financial statements and related notes.

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                   OTHER                                                PRO FORMA
                               THE                               ACQUIRED      STERILE                                   FOR THE
                             COMPANY   CORTISPORIN     GLAXO     PRODUCTS      PRODUCTS      MENEST                      PRODUCT
                             ACTUAL     ACTUAL(A)    ACTUAL(B)   ACTUAL(C)   ACTUAL(D)(E)   ACTUAL(F)   ADJUSTMENTS    ACQUISITIONS
                             -------   -----------   ---------   ---------   ------------   ---------   -----------    ------------
Total revenues.............  $47,909     $3,342       $11,171     $2,323       $58,317       $1,201      $     --        $124,263
Cost of sales..............  13,034         430         4,058        232        46,793          198        (4,034)(g)      60,711
Royalty expense............      --          --            --         --            --           --            --              --
                             -------     ------       -------     ------       -------       ------      --------        --------
Gross profit...............  34,875       2,912         7,113      2,091        11,524        1,003         4,034          63,552
Selling, general and
  administrative...........  19,123         198           539        150         7,537           --          (402)(h)      27,145
Depreciation and
  amortization.............   2,395          --            --         --            --           --         7,609(i)       10,004
                             -------     ------       -------     ------       -------       ------      --------        --------
Operating income (loss)....  13,357       2,714         6,574      1,941         3,987        1,003        (3,173)         26,403
Interest expense...........  (2,749)         --            --         --            --           --       (12,906)(j)     (15,655)
Other income, net..........     (28)         --            --         --            --           --            --             (28)
                             -------     ------       -------     ------       -------       ------      --------        --------
Income (loss) before income
  taxes....................  10,580       2,714         6,574      1,941         3,987        1,003       (16,079)         10,720
Income tax (benefit)
  expense..................   3,968          --            --         --            --           --            56(k)        4,024
                             -------     ------       -------     ------       -------       ------      --------        --------
Net income(loss)...........  $6,612      $2,714       $ 6,574     $1,941       $ 3,987       $1,003      $(16,135)       $  6,696
                             =======     ======       =======     ======       =======       ======      ========        ========

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                                                             PRO FORMA
                                           THE COMPANY   STERILE PRODUCTS    MENEST                           FOR THE
                                             ACTUAL         ACTUAL(D)       ACTUAL(F)   ADJUSTMENTS     PRODUCT ACQUISITIONS
                                           -----------   ----------------   ---------   -----------    ----------------------
Total revenues...........................   $113,330         $10,844          $890        $    --             $125,064
                                            --------         -------          ----        -------             --------
Cost of sales............................     41,933           5,314           108           (831)(g)           46,524
Royalty expense..........................         --              --            --             --                   --
                                            --------         -------          ----        -------             --------
Gross profit.............................     71,397           5,530           782            831               78,540
Selling, general and administrative......     25,040           1,001            --             77(h)            26,118
Depreciation and amortization............      6,506              --            --          1,196(i)             7,702
                                            --------         -------          ----        -------             --------
Operating income (loss)..................     39,851           4,529           782           (442)              44,720
Interest expense.........................    (10,729)             --            --         (1,792)(j)          (12,521)
Other income, net........................        120              --            --             --                  120
                                            --------         -------          ----        -------             --------
Income (loss) before income taxes........     29,242           4,529           782         (2,234)              32,319
Income tax (benefit) expense.............     11,183              --            --          1,231(k)            12,414
                                            --------         -------          ----        -------             --------
Income before extraordinary item.........     18,059           4,529           782         (3,465)              19,905
Extraordinary item.......................       (286)             --            --            286(l)                --
                                            --------         -------          ----        -------             --------
Net income (loss)........................   $ 17,773         $ 4,529          $782        $(3,179)            $ 19,905
                                            ========         =======          ====        =======             ========

                           KING PHARMACEUTICALS, INC.

                          NOTES TO UNAUDITED PRO FORMA
              CONSOLIDATED STATEMENTS OF OPERATIONS -- (CONTINUED)

---------------

         (a) Represents the historical results for the Cortisporin product line for the period prior to the acquisitions on March 21, 1997.

         (b) Represents the historical results for the product lines included in the Glaxo Acquisition for the period prior to the acquisition on November 14, 1997.

         (c) Represents the combined historical results for the Proctocort and Viroptic product lines for the periods prior to the acquisitions on January 22, 1997 and May 15, 1997, respectively.

         (d) Represents the historical results for the product lines included in the Sterile Products Acquisition for the period prior to the acquisition on February 27, 1998.

         (e) Of the total products acquired in the Sterile Products Acquisition, one product, Fluogen, had gross sales of $23.0 million and $22.3 million in 1995 and 1996, respectively, but was not sold in 1997. Fluogen was subject to a voluntary recall due to shelf life potency concerns in 1996. Subsequent testing has established Fluogen's shelf life potency and the Company reintroduced Fluogen in 1998. As a result of Fluogen's not being sold, cost of goods sold in 1997 included approximately $7.1 million of unabsorbed overhead and approximately $4.3 million of obsolete inventory.

         (f) Represents the historical results for the Menest product line for the period prior to its acquisition on June 30, 1998.

         (g) Reflects the reclassification of depreciation expense of approximately $4.0 million and $0.8 million from the Sterile Products Acquisition to be consistent with the presentation of the Company's financial statements for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively.

         (h) The Company calculated the total selling, general and administrative costs that would have been required had the Cortisporin, Glaxo, Sterile Products, Proctocort and Viroptic acquisitions been consummated as of January 1, 1997 and compared this to the amount reflected in the historical financial statements of the Company and the above acquisitions. There were additional costs of $1.8 million and $0.1 million for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively. The $1.8 million for the year ended December 31, 1997 was offset by the elimination of a voluntary severance charge of $2.2 million related to the Sterile Products Acquisition.

         (i) Includes amortization of intangible assets over 10 to 25 years for the Proctocort and Viroptic Acquisitions and 25 years for the Glaxo Acquisition, the Sterile Products Acquisition and the acquisition of Menest, and depreciation of fixed assets from the Sterile Products Acquisition over periods of 5 to 40 years.

         (j) Represents increased interest expense based upon the pro forma debt incurred under the prior bank facility at the rates indicated below as if the Prior Bank Facility had been incurred as of the beginning of the periods presented as follows (in thousands):

                                                                 FOR THE YEAR         FOR THE NINE
                                                                     ENDED            MONTHS ENDED
                                                               DECEMBER 31, 1997   SEPTEMBER 30, 1998
                                                               -----------------   ------------------
                Revolving credit facility ($7.0 million) at
                  8%.........................................       $   560              $   93
                Tranche A loan ($90.0 million) at 8%.........         7,200               1,200
                Tranche B loan ($85.0 million) at 8.25%......         7,012               1,168
                Amortization of financing costs on above
                  debt.......................................           883                 150
                Adjustment to net interest from assumed
                  retirement of existing debt................        (2,749)               (819)
                                                                    -------              ------
                                                                    $12,906              $1,792
                                                                    =======              ======

         (k) Adjustment to reflect a 40% effective tax rate applied to the incremental pro forma net income before income taxes. A reconciliation of the statutory tax rate to the assumed pro forma tax rate is provided as follows:

                Federal statutory rate......................................  35.0%
                State taxes, net of federal benefit.........................   4.0
                Other.......................................................   1.0
                                                                              ----
                                                                              40.0%
                                                                              ====

         (l) Reflects the elimination of an extraordinary loss of approximately $0.3 million for the nine months ended September 30, 1998 related to the write-off of certain debt issuance costs.

                           KING PHARMACEUTICALS, INC.

                          NOTES TO UNAUDITED PRO FORMA
              CONSOLIDATED STATEMENTS OF OPERATIONS -- (CONTINUED)

---------------

(2) Represents the historical results of the product lines included in the Altace Acquisition (other than the historical international results of Silvadene and AVC) for the periods prior to such Acquisition on December 22, 1998. See the special purpose statements of product contribution and related notes included elsewhere in this Form 8-K/A.

(3) Represents the historical international results of Silvadene and AVC for the periods prior to the acquisition on December 22, 1998. These results have been determined by the Company solely based upon information provided to it by HMR.

(4) Reflects additional costs of approximately $1.7 million and $1.5 million for the year ended December 31, 1997 and the nine months ended September 30, 1998, based upon the five-year agreement with HMR to supply the Company with Altace at a fixed contract cost.

(5) The Company has determined that the selling and advertising and promotion expenses reported in the special purpose statements of product contribution for the Altace Acquisition would not be reflective of the costs the Company would have incurred utilizing its existing infrastructure and marketing approach. As a result, the adjustment reflects a reduction of approximately $8.2 million for the year ended December 31, 1997 which consists of $9.7 million of estimated selling costs savings, less $3.3 million of incremental selling costs, plus $1.8 million of general and administrative cost savings. For the nine months ended September 30, 1998, the $18.6 million adjustment consists of $11.0 million of selling costs savings, plus $7.6 million of general and administrative cost savings. The savings in selling costs were determined as follows (in thousands, except full-time equivalent representatives):

                                                 FOR THE YEAR         FOR THE NINE
                                                     ENDED            MONTHS ENDED
                                               DECEMBER 31, 1997   SEPTEMBER 30, 1998
                                               -----------------   ------------------
Average selling cost per HMR
  representative.......................             $166.1              $ 129.7
Average selling cost per Company
  representative.......................               75.0                 56.3
                                                    ------              -------
          Savings per representative...             $ 91.1              $  73.4
                                                    ======              =======
Full-time equivalent representatives...                106                  150
                                                    ------              -------
          Estimated total savings......             $9,657              $11,010
                                                    ======              =======

        The Company estimated that incremental selling costs for 44 additional sales representatives of approximately $3.3 million would have been incurred for the year ended December 31, 1997.

                           KING PHARMACEUTICALS, INC.

                          NOTES TO UNAUDITED PRO FORMA
              CONSOLIDATED STATEMENTS OF OPERATIONS -- (CONTINUED)

     The Company estimated the total advertising and promotion costs, general, administrative and distribution costs and the costs associated with the implementation of the transitional services agreement that would have been required had the Altace Acquisition been consummated as of January 1, 1997 and compared this to the amounts reflected in the special purpose statements of product contribution for the Altace Acquisition. The estimated savings is based on utilizing the Company's current infrastructure and more limited advertising and promotion as compared to that of HMR, offset in part by an increase in sampling costs. The Company has estimated the savings in general and administrative costs related to the Altace Acquisition as follows (in thousands):

                                                            FOR THE             FOR THE
                                                          YEAR ENDED       NINE MONTHS ENDED
                                                       DECEMBER 31, 1997   SEPTEMBER 30, 1998
                                                       -----------------   ------------------
        HMR reported:
        Advertising and promotion as reported in the
          special purpose statements of product
          contribution...............................       $12,549             $15,578
        Company estimated costs:
        Advertising and promotion....................       $ 9,200             $ 6,900
        General, administrative and distribution.....           500                 375
        Transitional services agreement..............         1,000                 750
                                                            -------             -------
          Subtotal...................................        10,700               8,025
                                                            -------             -------
                                                            $ 1,849             $ 7,553
                                                            =======             =======

(6) Represents amortization of intangible assets over 25 years for the Altace Acquisition.

(7) Adjustment to reflect the increase in interest expense as a result of the Altace Financing (in thousands):

                                                FOR THE YEAR ENDED   FOR THE NINE MONTHS ENDED
                                                DECEMBER 31, 1997       SEPTEMBER 30, 1998
                                                ------------------   -------------------------
Revolving credit facility ($19.0 million at
  8.56%)......................................       $  1,626                $  1,220
Tranche A loan ($150.0 million at 8.56%)......         12,840                   9,630
Tranche B loan ($275.0 million at 9.06%)......         24,915                  18,686
HMR Notes ($75.0 million at 10.0%)............          7,500                   5,625
Amortization of finance costs on above debt...          2,632                   1,974
Adjustment to net interest from assumed
  retirement of existing debt.................        (15,295)                (11,471)
                                                     --------                --------
                                                     $ 34,218                $ 25,664
                                                     ========                ========

(8) Adjustment to reflect a 40% effective tax rate applied to the incremental pro forma net income before income taxes. A reconciliation of the statutory tax rate to the assumed pro forma tax rate is provided below:

Federal statutory rate......................................  35.0%
State taxes, net of federal benefit.........................   4.0
Other.......................................................   1.0
                                                              ----
                                                              40.0%
                                                              ====

         (c)      Exhibits.

                  The following exhibit is filed pursuant to Item 601 of
Regulation S-K:      None


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            KING PHARMACEUTICALS, INC.


Date: February 8, 1999

                                            By: /s/ Brian G. Shrader
                                               --------------------------------
                                               Brian G. Shrader
                                               Chief Financial Officer